THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is made as of the     day of February 2017, by and between AMERCO REAL ESTATE COMPANY, a Nevada corporation, having an address at 2727 North Central Avenue, Phoenix, Arizona 85004 (“Seller”) and 23RD AND 11TH ASSOCIATES, L.L.C., a Delaware limited liability company, having an address c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of October 8, 2015 (the “PSA”), as amended by that certain First Amendment to Purchase and Sale Agreement dated December 16, 2015 (the “First Amendment”), as further amended by that certain Second Amendment to Purchase and Sale Agreement dated November 4, 2016 (the “Second Amendment”; together with the PSA and the First Amendment, the “Agreement”), with respect to the sale, by Seller to Purchaser, of the Property more particularly described therein; and

WHEREAS, Seller and Purchaser desire to amend the terms of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth in this Amendment, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby mutually covenant and agree as follows:

1.                   Incorporation of Preamble and Recitals.  The preamble and recitals to this Amendment are incorporated herein by reference and made a part of this Amendment.

2.                   Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                 Approval Deadline.  Notwithstanding anything contained in Section 9(d) of the Agreement to the contrary, the parties hereto hereby agree that the Approval Deadline shall be extended to August 22, 2017.

                 Closing Date. Section 18 of the Agreement is hereby deleted in its entirety and replaced with the following:

“18Closing Date.

The closing (the "Closing") of the transactions described in this Agreement shall occur, and the documents referred to in Section 17 shall be delivered upon tender of the Purchase Price provided for in this Agreement, no later than 3:00 P.M. on August 22, 2017 (such closing date, the "Scheduled Closing Date"; the actual date of the Closing, the "Closing Date").

Notwithstanding the foregoing, Seller shall have the one-time right, upon written notice to Purchaser not later than thirty (30) days prior to the Scheduled Closing Date, to extend the date for the Closing up to an additional ninety (90) days.  Time is of the essence as to Seller’s and Purchaser's obligation to close the transactions described in this Agreement on the Scheduled Closing Date (as the same may have been extended by Seller in compliance with this Section 18).  The Closing shall take place at the offices of Escrow Agent through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser.”

5.                   Continued Force and Effect.  Except as expressly modified herein, all of the terms, covenants and conditions of the Agreement remain unmodified and in full force and effect and are hereby ratified and confirmed.  In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control.

6.                   Governing Law.This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7.                   Entire Agreement.This Amendment contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters.  This Amendment may not be modified or amended except by written agreement signed by both parties.

8.                   The Agreement.  Any reference herein to the Agreement and, except insofar as reference to the contrary is made in any future instrument, any future reference to the Agreement made in any such instrument shall be deemed to be a reference to the Agreement, as amended hereby and as it may, from time to time, be hereafter further modified.

9.                   Broker.Each party to this Amendment represents to the other parties that no broker was instrumental in consummating this Amendment and that it had no conversations or negotiations with any broker concerning this Amendment.  Each party to this Amendment shall indemnify, defend and hold harmless the other parties from and against any claims for a brokerage commission or other compensation which are made by any broker or other person claiming to have dealt with it in connection with this Amendment, and all costs, expenses and liabilities in connection therewith, including attorneys’ fees and expenses.

10.              Counterparts; Captions Not Binding.This Amendment may be executed by facsimile or e-mail signatures and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  The captions in this Amendment are inserted for reference only and in no way define, describe or limit the scope or intent of this Amendment or of any of the provisions hereof.

11.              E-Mail Signature.  Signatures to this Amendment transmitted by e-mail in PDF format shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own e-mailed signature and shall accept the e-mailed signature of the other party to this Amendment.  Delivery of the executed original of this Amendment or any e-mail signature page thereof may be given on behalf of a party by the attorney for such party.

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IN WITNESS WHEREOF, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto have executed and delivered this Amendment as of the date first hereinabove set forth.

SELLER:

AMERCO REAL ESTATE COMPANY

By:
Name:
Title:

PURCHASER:

23RD AND 11TH ASSOCIATES, L.L.C.

By:
Name:
Title: